     As filed with the Securities and Exchange Commission on January 9, 2001

                                         REGISTRATION NO. 333-25393/333-25393-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


      KEYSTONE FINANCIAL                    OLYMPIA FINANCIAL CORP.
  MID-ATLANTIC FUNDING CORP.                (as successor by merger to Keystone
                                             Financial, Inc.)

           (Exact name of registrants as specified in their charters)

        PENNSYLVANIA                                            DELAWARE

         (State or other jurisdiction of incorporation or organization)

      23-2894664                                                16-1539099

                      (I.R.S. Employer Identification No.)


       ONE M&T PLAZA                                           ONE M&T PLAZA
     BUFFALO, NY 14203                                       BUFFALO, NY 14203
      (716) 842-5445                                          (716) 842-5445

    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                            RICHARD A. LAMMERT, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  ONE M&T PLAZA
                                BUFFALO, NY 14203
                                 (716) 842-5390

 (name, address, including zip code, and telephone number, including area code, of agent for service of process)

                              --------------------

                                    COPY TO:

                               STEVEN KAPLAN, ESQ.
                                 ARNOLD & PORTER
                               555 12TH STREET, NW
                              WASHINGTON, DC 20004

                              --------------------

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION


        Registration Statement No. 333-25393/333-25393-01 under the Securities Act of 1933, as amended, relates to $400,000,000 of debt securities ("Debt Securities") of Keystone Financial Mid-Atlantic Funding Corp. ("Funding"), a wholly owned subsidiary of Keystone Financial, Inc. ("Keystone") and the guarantee ("Guarantee") of the Debt Securities by Keystone. On October 6, 2000 Keystone was merged with and into Olympia Financial Corp. ("Olympia"), with Olympia as the surviving corporation ("Merger"). As a result of the Merger, Funding became a wholly owned subsidiary of Olympia. At this time, $270,000,000 of the Debt Securities and related Guarantee remain unsold, which Debt Securities and Guarantee are hereby withdrawn from registration pursuant to the undertakings of Funding and Keystone in the Registration Statement identified above.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Keystone Financial Mid-Atlantic Funding Corp. certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Buffalo, New York on the 9th day of January, 2001.


                                               KEYSTONE FINANCIAL
                                               MID-ATLANTIC FUNDING CORP.


                                               By: /s/ Adam C. Kugler
                                               ---------------------------------
                                               Adam C. Kugler
                                               President


        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities Post-Effective indicated on the 9th day of January, 2001.

NAME AND SIGNATURE                         TITLE

/S/ Adam C. Kugler                         Chairman of the Board and President
------------------------------------
Adam C. Kugler

/S/ Michael P. Pinto                       Executive Vice President
------------------------------------
Michael P. Pinto                           President and Chief Financial Officer and Director

/S/ Michael R. Spychala                    Treasurer and Principal Accounting Officer
------------------------------------
Michael R. Spychala

/S/ Robert E. Sadler, Jr.                  Director
------------------------------------
Robert E. Sadler, Jr.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Olympia Financial Corp., as successor by merger to Keystone Financial, Inc., certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Buffalo, New York on the 9th day of January, 2001.


                                               OLYMPIA FINANCIAL CORP.
                                               (successor by merger to Keystone
                                               Financial, Inc.)

                                               By: /s/ Michael P. Pinto
                                               ---------------------------------
                                               Michael P. Pinto
                                               President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of January, 2001.

NAME AND SIGNATURE                         TITLE

/S/ Michael P. Pinto                       Chairman of the Board, President and Chief
------------------------------------         Financial Officer (Principal Executive and
Michael P. Pinto                             Financial Officer)

/S/ Gary S. Paul                           Treasurer (Principal Accounting Officer)
------------------------------------
Gary S. Paul

/S/ Richard A. Lammert                     Director
------------------------------------
Richard A. Lammert

/S/ Michael S. Piemonte                    Director
------------------------------------
Michael S. Piemonte